UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Ashford Hospitality Trust, Inc. (the “Company”) announced today the following:

Due to the recent SEC ruling in regards to social media and disclosure of material non-public information, our investors and others should note that we announce material financial information to our investors using our investor relations website (http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4088185), SEC filings, press releases, public conference calls and webcasts. Our Company uses these channels as well as social media to communicate with our subscribers and the public about the Company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC's guidance, we encourage investors, the media, and others interested in our Company to review the information we post on the U.S. social media channels listed below. This list may be updated from time to time on the Company's investor relations website.

Monty Bennett's Twitter feed (@MBennettAshford or www.twitter.com/MBennettAshford)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2013

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel